Exhibit 10.4

                                 PROMISSORY NOTE

US$100,000                                                     Due June 30, 2005


         FOR VALUE RECEIVED, Blue Fish Entertainment, Inc, a Nevada corporation, with a business address at 157 Adelaide Street West, Unit 600, Toronto, Ontario M5H 4E7, Canada ("Maker"), hereby promises to pay to the order of ZDG Investments Limited, ("Payee"), at 157 Adelaide Street West, Unit 600, Toronto, Ontario M5H 4E7, Canada, in lawful money for the United States, the principal sum of $100,000, with interest on the unpaid balance hereof from date at the rate of 10% per annum. Interest will be compounded quarterly until paid in full. Payment of principal hereon shall be made on June 30, 2005. Payment of all the interest due on the unpaid principal balance hereof shall be made with the repayment of the principal at maturity.

         This Promissory Note may be prepaid at any time in whole or from time to time in part, in each case without premium or penalty, but with interest due on the amount prepaid to the date of prepayment.

         The entire unpaid principal amount of this Promissory Note shall become immediately due and payable without demand on the happening of any one or more of the following events:

         the failure of the Maker to make any payment of principal and/or interest hereon within five days after such payment is due; or

         a change in control of the Maker, such a change being the acquisition by any one person or entity or group of persons or entities of 50.01% of the capital stock of the Maker that may vote in the election of the board of directors or a majority of the board of directors; or

         the dissolution or liquidation of Maker or the termination, sale or cessation of the entire business or the principal business of Maker ("Business"), or the filing of a petition by or against the Maker or Business under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Act or any assignment by the Maker for the benefit of creditors.

         In addition, the Payee may demand payment of the outstanding principal and interest due thereon, upon five business days written notice, at any time at which the Payee reasonably believes that it is not likely to be paid in the ordinary course of business of the Maker or that the general credit of the Maker is impaired. Such notice will be sent to the address of the Maker and set forth the reasons for the demand.



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         Maker  and  all  other  parties  liable  herefor,   whether  principal,
endorser, or otherwise, hereby jointly and severally (i) waive presentment, demand for payment, notice of dishonor, notice of protest and protest and all
other  notices  or  demands  in  connection   with  the  delivery,   acceptance,
performance, default, endorsement or guaranty of this Promissory Note, (ii) waive recourse to suretyship defenses generally, including extensions of time, releases of security and other indulgences which may be granted from time to time by holder of this Promissory Note to Maker or any party liable herefor, and
(iii) waive any right to a jury trial and agree to pay all costs and expenses, including reasonable attorneys' fees, in connection with the enforcement or collection of this Promissory Note.

         Nothing contained in this Promissory Note or in any other agreement between Maker and Payee shall require Maker to pay, or the Payee to accept, interest in an amount which would subject the Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under applicable law. Should the Payee of this Note receive any payment which is or would be in excess of that permitted to be charged under such applicable law, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding on this Promissory Note.

         This Promissory Note and any other document or agreement executed in connection herewith shall be construed in accordance with the substantive laws of the State of New York without regard to any principles of conflicts of law.
Dated: As of August 5, 2003



                          ------------------------------------------------------
                                             Mitchell Geisler,
                          Authorized Signatory for Blue Fish Entertainment, Inc.



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